UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 26, 2009

Date of Report (Date of earliest event reported)

iBASIS, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	000-27127	04-3332534
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20 Second Avenue, Burlington, MA  01803

(Address of Principal Executive Offices) (Zip Code)

(781) 505-7500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)                                  On May 26, 2009 the stockholders of iBasis, Inc. ratified the adoption of the iBasis, Inc. Executive Bonus Plan (the “Executive Bonus Plan”) the terms and conditions of which are summarized below.

Purpose

The Executive Bonus Plan is intended to increase shareholder value and the success of the Company by motivating key executives (1) to perform to the best of their abilities, and (2) to achieve the Company’s objectives. The Executive Bonus Plan’s goals are to be achieved by providing such executives with incentive awards based on the achievement of goals relating to the performance of the Company.

The Executive Bonus Plan is designed to permit the grant of awards that qualify as “performance-based” compensation under Section 162(m) of the Internal Revenue Code. As also discussed below in “Executive Compensation — Impact of Tax and Accounting on Executive Compensation,” under Section 162(m), the Company may not receive a federal income tax deduction for compensation paid to our Chief Executive Officer and certain other highly compensated executive officers to the extent that any of these persons receives more than $1 million in any one year. However, if we pay compensation that is “performance-based” under section 162(m), the Company may still receive a federal income deduction for the compensation even if it is more than $1 million during a single year. The Executive Bonus Plan allows us to pay incentive compensation that is performance-based and therefore fully tax deductible on the Company’s federal income tax return.

Eligibility to Participate

The Compensation Committee of the board of directors, or another committee designated by the board comprised of members who are “outside directors” under Section 162(m) (the “Committee”) selects which of our employees (and employees of our affiliates), which may be our total number of employees altogether, who will be eligible to receive awards under the Executive Bonus Plan for any performance period. The actual number of employees who will be eligible to receive an award during any particular year cannot be determined in advance because the Committee has discretion to select the participants, but it is expected that at least our executive officers will be eligible to participate in the Executive Bonus Plan in any given year. Participation in the Executive Bonus Plan is in the sole discretion of the Committee, and on a performance period by performance period basis. Accordingly, an employee who is a participant in a given performance period in no way is guaranteed or assured of being selected for participation in any subsequent performance period.

Target Awards and Performance Goals

For each performance period, the Committee assigns each participant a target award and performance goal or goals that must be achieved before an award actually will be paid to the participant. The participant’s target award is expressed as a dollar amount or as a percentage of his or her base salary, as the Committee may determine. The performance goals require the achievement of objectives for one or more of the following measures: cash flow (including but not limited to free cash flow and cash flow from operations); total earnings; earnings per share (diluted or basic); earnings per share from continuing operations (diluted or basic); earnings before interest and taxes; earnings before interest, taxes, depreciation, and amortization; pre-tax profit; earnings from operations; net asset turnover; inventory turnover; capital expenditures; net earnings; net operating earnings; gross or operating margin; profit margin; margin percentage; debt; working capital; return on equity; return on net assets; return on total assets; return on capital; return on investment; return on sales; net or gross sales; market share; economic value added; cost of capital; change in assets; expense reduction levels; debt reduction; productivity; operating efficiency; quality achievement; new product introductions; delivery performance; safety record; stock price; individual objectives; business expansion; completion of acquisitions; and total stockholder return.

Actual Awards

After the performance period ends, the Committee certifies in writing the extent to which the pre-established performance goals actually were achieved or exceeded. The actual award that is payable to a participant is determined using a formula that increases or decreases the participant’s target award based on the level of actual performance attained. However, the Executive Bonus Plan limits actual awards to a maximum of $5,000,000 per person in any performance period, even if the formula otherwise indicates a larger award.

The Committee may eliminate or reduce the actual award paid to any participant below the amount that otherwise would be payable under the payout formula.  Payment of awards to any one participant is not dependent upon payment of awards to any other participant.  A reduction for one participant during the performance period shall not increase the amount payable to any other participant during the performance period.

Determination of the amount and payment of each actual award shall be made as soon as practical following the end of the fiscal year end performance period for which performance is being measured and in any event, within two and one-half months following the end of such fiscal year end performance period.

Amendment and Termination

The Committee administers the Executive Bonus Plan.  The board of directors of the Company may amend or terminate the Executive Bonus Plan at any time and for any reason. If the Company determines that that Executive Bonus Plan should continue to comply with Section 162(m), the Company will submit for shareholder approval any future amendments to the Executive Bonus Plan that require such shareholder approval.

New Plan Benefits

Because awards under the Executive Bonus Plan are determined based on actual performance, it is not presently possible to determine the dollar amounts that will be paid to participants under the Executive Bonus Plan in respect of fiscal 2009 or in future years. However, set forth below are the Maximum Target Award amounts that were approved by the Committee, subject to ratification of the Executive Bonus Plan by our Shareholders, for 2009.  The Actual Award may be less than or greater than the Maximum Target Award, depending on actual performance, but in no case may the Actual Award exceed 200% of the Maximum Target Award.

Name	2009 Maximum Target Award Dollar Value ($)
Ofer Gneezy, President & Chief Executive Officer	588,000
Gordon J. VanderBrug, Ph.D., Executive Vice President	396,000
Paul H. Floyd, Senior Vice President Global Products, Networks and Systems	226,000
Richard G. Tennant, Senior Vice President, Finance & Chief Financial Officer	242,000
Mark S. Flynn, Chief Legal Officer and Corporate Secretary	173,000
Edwin van Ierland, Senior Vice President of Global Sales and Purchase	180,000
Current executive officers as a group (6 persons)	1,804,000
Other employees, including officers who are not executive officers as a group (14 persons)	1,093,000

The Company reserves the right to pay discretionary bonuses or other types of compensation outside of the Executive Bonus Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 26, 2009	iBasis, INC.

	By:	/s/ Mark S. Flynn
Mark S. Flynn
Chief Legal Officer and Corporate Secretary